UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2025

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41608	98-1480821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Gateway Blvd., Suite 900 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (628) 229-9277

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name Of Each Exchange Trading Symbol(s)	On Which Registered
American Depositary Shares (ADSs), each representing three ordinary shares, par value $0.0001 per ordinary share	GPCR	Nasdaq Global Market

Ordinary shares, par value $0.0001 per share*		Nasdaq Global Market*

* Not for trading, but only in connection with the registration of the American Depositary Shares

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 30, 2025, Gasherbrum Bio, Inc. (“Gasherbrum”), a wholly-owned subsidiary of Structure Therapeutics Inc. (the “Company”), entered into an agreement (the “GNE Agreement”) with Genentech, Inc. (“Genentech”) and F. Hoffmann-La Roche Ltd (“Roche” and together with Genentech, “GNE”) that was the culmination of discussions initiated by Genentech’s inquiry regarding the availability of a license to certain patents of Gasherbrum that cover a class of oral GLP-1 receptor agonists that is different from aleniglipron. Under the GNE Agreement, Gasherbrum, on behalf of itself and its affiliates, granted to GNE and its affiliates a non-exclusive, sublicensable, royalty-bearing license, under certain patents owned or controlled by Gasherbrum or its affiliates (“Licensed Patents”), to make, use, sell, offer for sale and import products that contain CT-996, a proprietary compound owned by GNE, as an active ingredient (“GNE Products”) and a covenant not to assert certain potential future patents with respect to GNE’s and its affiliates’ manufacture, use, sale, offer for sale or importation of GNE Products.

Genentech will pay Gasherbrum a one-time, non-refundable payment of $100 million within thirty (30) days after execution of the GNE Agreement. Genentech agreed to pay Gasherbrum royalties at a low single digit rate on net sales of GNE Products on a country-by-country basis until the expiration of the last valid claim of a Licensed Patent, or, if sooner, a specified date.

The non-exclusive license granted under the GNE Agreement does not encumber any of the Company’s ongoing programs, including aleniglipron and other GLP-1 receptor agonists, dual amylin and calcitonin receptor agonists such as ACCG-2671 and ACCG-3535, and modulators of GIPR and GCGR. GNE and its affiliates do not have any patent prosecution or enforcement rights with respect to the Licensed Patents.

Either party may terminate the GNE Agreement for the other party’s uncured material breach, and Gasherbrum may terminate the GNE Agreement if GNE or any of its affiliates or sublicensees commences a patent challenge of any Licensed Patent, subject to customary exceptions.

The foregoing description of the GNE Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the GNE Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Structure Therapeutics Inc.

Date: January 5, 2026	By:	/s/ Raymond Stevens
Raymond Stevens, Ph.D.
Chief Executive Officer